Commemorative Brands, Inc.

                 SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE
                       (In thousands, except share data)

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Column A                                                Column B
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                                      Three Months Ended      Nine Months Ended
                                          May 31, 1997           May 31, 1997
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Average common and common equivalent
 shares outstanding..................     375,000                 375,000

Net income (loss)....................    $ (1,174)               $ (5,285)
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Earnings per common share:
  Net income (loss) per common and
  common equivalent share............    $  (3.13)               $ (14.09)
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